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                                                                     EXHIBIT 2.2



                              CERTIFICATE OF MERGER

                                       OF

                           MONTEREY ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                                      INTO

                              LYTE OPTRONICS, INC.
                             (A NEVADA CORPORATION)


The undersigned corporation, a Nevada corporation, does hereby certify:

        FIRST: The name and state of incorporation of each of the constituent corporations participating in the merger (the "Constituent Corporations") are:

        (1) Monterey Acquisition Corp., which is incorporated under the laws of the State of Delaware; and,

        (2) Lyte Optronics, Inc., which is incorporated under the laws of the State of Nevada.

        SECOND: An Agreement and Plan of Reorganization dated as of May 27, 1999 by and among American Xtal Technology, Inc., Monterey Acquisition Corp., Lyte Optronics, Inc. has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of
Section 252 of the General Corporation Law of the State of Delaware and Section 92A.190 of the Nevada Revised Statutes.

        THIRD: The name of the surviving corporation in the merger is Lyte Optronics, Inc. (the "Surviving Corporation"), which will continue its existence as said Surviving Corporation under its present name upon the effective date of said merger pursuant to the provisions of the laws of the State of its incorporation.

        FOURTH: Article Fourth of the Articles of Incorporation of Lyte Optronics, Inc. shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto and the Articles of Incorporation as amended shall be the Articles of Incorporation of the Surviving Corporation.

        FIFTH: That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 4281 Technology Drive, Fremont, California 94538.

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        SIXTH: A copy of the Agreement and Plan of Reorganization will be furnished by the Surviving Corporation on request and without cost, to any stockholder of each of the Constituent Corporations.

        SEVENTH: That this Certificate of Merger shall be effective upon filing.

        EIGHTH:Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Monterey Acquisition Corp., as well as for enforcement of any obligation of the Surviving Corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The Delaware Secretary of State shall mail a copy of such process to American Xtal Technology, Inc., 4281 Technology Drive, Fremont, California 94538.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its President and attested by its Secretary on the 27 day of May, 1999.



                                            Lyte Optronics, Inc.
                                            (a Nevada corporation)


                                            By: /s/ Robert Shih
                                                --------------------------------
                                                Robert Shih, President

Attested to by:

/s/ Clay Linford
------------------------------
Clay Linford, Secretary

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                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              LYTE OPTRONICS, INC.

                                 ARTICLE FOURTH


        The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $0.001 per share (the "Common Stock").